EXHIBIT 10.35




                              VALUE AMERICA, INC.





                   ------------------------------------------

                            STOCK PURCHASE AGREEMENT
                   ------------------------------------------






                         205,993 SHARES OF COMMON STOCK







                           Dated as of June 26, 1998

                               TABLE OF CONTENTS


                                                                      Page

1.       Sale and Purchase of Common Stock.                            2

2.       Closing                                                       2

3.       Certificates for Shares of Common Stock.                      2

4.       Representations and Warranties by the Selling Stockholders    2

         4.1      Purchase Agreement                                   2

         4.2      This Agreement                                       3

5.       Investors' Representations and Warranties                     4

6.       Indemnification                                               5

         6.1      Survival of Representations and Warranties
                  and Covenants                                        5

         6.2      Indemnification                                      5

         6.3      Third Party Claims                                   6

7.       Miscellaneous                                                 7

         7.1      Waivers and Amendments                               7

         7.2      Effect of Waiver or Amendment                        7

         7.3      Rights of Investors Inter Se                         7

         7.4      Notices                                              8

         7.5      Severability                                         8

         7.6      Parties in Interest                                  8

         7.7      Headings                                             8

         7.8      Choice of Law                                        8

         7.9      Counterparts                                         8

         7.10     Authorship                                           9

         7.11     Entire Agreement                                     9

         7.12     Cumulative Remedies                                  9

         7.13     No Implied Waiver                                    9

         7.14     Exculpation Among Investors                          9

         7.15     Counsel                                              9

         7.16     Lock-Up Agreement                                   10

         7.17     Waivers                                             10

         7.18     Participation Agreement and Related Indemnification 10







                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE  AGREEMENT  ("Agreement")  is entered into as of
June 26, 1998, among Craig A. Winn ("Winn"), Rex Scatena ("Scatena") (each a "Selling Stockholder" and collectively the "Selling Stockholders"), UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation acting on behalf of its Separate Account P (which is not a separate entity) ("Ullico"), UNITED ASSOCIATION OF JOURNEYMEN AND APPRENTICES OF THE PLUMBING AND PIPEFITTING INDUSTRY OF THE UNITED STATES AND CANADA, GENERAL FUND (the "Plumbers"), and THE ANNETTE M. AND THEODORE N. LERNER FAMILY FOUNDATION (the "Lerner Entity") (each of Ullico, the Plumbers, and the Lerner Entity, an "Investor" and collectively, the "Investors").

                                    RECITALS

            A. Concurrent with the execution of this Agreement, Value America, Inc., a Virginia corporation (the "Company"), the Investors and certain other entities and individuals (collectively, the "Series B Investors") propose to enter into a Preferred Stock Purchase Agreement dated the date of this Agreement (the "Purchase Agreement") under which the Series B Investors will become obligated, subject to certain conditions, to provide approximately $18.5 million in equity financing to the Company.

            B. Winn is the record owner of 5,053,793 shares of the Company's authorized and issued common stock, without par value (which class of shares is herein called the "Common Stock") and the beneficial owner of 5,153,893 shares of Common Stock.

            C. Scatena is the record owner of 2,149,900 shares of Common Stock and the beneficial owner of 2,250,000 shares of Common Stock.

            D. The Investors are unwilling to provide equity financing to the Company, unless each Selling Stockholder is willing to sell certain shares of Common Stock held by it to the Investors, and it is a condition to the performance of the Series B Investors' obligations under the Purchase Agreement that the Selling Stockholders enter into this Agreement.

            E. Each Selling Stockholder acknowledges that having the Series B Investors provide equity financing to the Company pursuant to the Purchase Agreement will directly benefit such Selling Stockholder as a result of its ownership of Common Stock and, accordingly, that such Selling Stockholder is entering into this Agreement to induce the Investors to provide equity financing to the Company under the Purchase Agreement.

                                   AGREEMENT

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1. Sale and Purchase of Common Stock. Upon the terms and subject to the conditions herein contained, the Selling Stockholders agree to sell to the Investors, and each Investor agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), the total number of shares of Common Stock specified opposite such Investor's name on the Schedule of Investors attached hereto as Annex A (collectively, the "Shares"), at a price of $30.47 per share (the "Purchase Payment").

           2. Closing. The closing of the sale to and  purchase by the
Investors of the Common Stock (the "Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 1299 Pennsylvania Avenue, N.W., Tenth Floor, Washington, D.C., at the time and on the date of closing of the purchase of Series B Preferred Stock of the Company by the Series B
Investors  pursuant  to the Purchase   Agreement  (the  "Closing  Date").  At
the  Closing,   each  Selling Stockholder  will deliver to each Investor a certificate evidencing the Common Stock sold by him pursuant hereto together with stock powers, dated the Closing Date, with respect to all of such shares of Common Stock duly executed in blank, together with a certificate duly executed by such Selling Stockholder, dated the Closing Date, certifying, upon having made a reasonable investigation sufficient to express an informed view, that all representations and warranties of the Selling Stockholders under this Agreement are true and correct on the Closing Date and that the Selling Stockholders have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date, against delivery to the Selling Stockholders of payment by check or wire transfer in an amount equal to the Purchase Payment.

            3. Certificates for Shares of Common Stock. Each Selling
Stockholder covenants and agrees to cause the Company to issue to each Investor on the Closing Date a certificate representing the shares of Common Stock purchased by such Investor pursuant hereto in such Investor's name upon surrender by such Investor to the Company of the certificate and stock power described in Section 2. The certificates evidencing the Common Stock purchased by the Investors hereunder shall bear the legends agreed upon by the Selling Stockholders and the Investors.

            4. Representations and Warranties by the Selling Stockholders. Representations and Warranties by the Selling Stockholders.

               4.1 Purchase Agreement.

                               (a)      Each Selling Stockholder, jointly and
severally, represents and warrants to, and covenants and agrees with the Investors as follows:

                                        (i)      The Selling Stockholders have
carefully reviewed the Purchase Agreement and the representations and warranties of the Company appearing in Section 5 of the Purchase Agreement.

                                        (ii)   On   the   date   hereof,    each
representation and warranty of the Company appearing in Section 5 of the Purchase Agreement is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. On the Closing Date, each representation and warranty of the Company appearing in Section 5 of the Purchase Agreement will be true and complete in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

                     4.2 This Agreement. Each Selling Stockholder, severally, but not jointly, represents and warrants to, and covenants and agrees with the Investors, as follows:

                               (a)      Such Selling Stockholder has full power
and authority to execute, deliver and perform this Agreement and this Agreement has been duly executed and delivered by such Selling Stockholder.

                               (b) This Agreement  constitutes the legal,  valid
and binding obligation of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting enforcement of creditors' rights generally.

                               (c)      Winn is the beneficial owner of
5,153,893 share of Common Stock, and Winn is the record owner of 5,053,793 shares of Common Stock and Crystal Investments, L.L.C., a Virginia limited liability company, which is closely-held and managed by Winn, is the record owner of 100,100 shares of Common Stock. Scatena is the beneficial owner of 2,250,000 shares of Common Stock, and Scatena is the record owner of 2,149,900 shares of Common Stock and Frostine, L.L.C., a Virginia limited liability company, which is closely-held and managed by Scatena, is the record owner of 100,100 shares of Common Stock. Each Selling Stockholder has good and marketable title to all of such Common Stock held of record, free and clear of any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (a "Lien") or restriction on transfer.

                               (d) Upon delivery of a certificate evidencing the
shares of Common Stock owned by such Selling Stockholder and payment therefor to such Selling Stockholder by each Investor pursuant to this Agreement, the Investors will receive good and marketable title to all of the shares of Common Stock purchased hereby, free and clear of all Liens, restrictions on transfer and adverse claims.

                               (e) The  execution,  delivery and  performance of
this Agreement by the Selling Stockholders (a) will not require any consent or approval that has not been validly and lawfully obtained, (b) will not require any authorization, consent, approval, license, exemption of or
filing  or  registration   with  any  court  or  governmental department,
commission, board, bureau, agency or instrumentality of government, except such as shall have been lawfully and validly obtained prior to the Closing, (c) will not violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, domestic or foreign, (iii) any order, writ, judgment, injunction, decree, determination or award, or (iv) any provision of the Articles of Incorporation or Bylaws of the Company, (d) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, any indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which any Selling Stockholder is a party or by which any Selling Stockholder or any of his properties, assets or rights is bound or affected, and (e) will not result in the creation or imposition of any Lien.

                               (f) No person,  corporation,  trust, association,
company, partnership, joint venture or other entity (a "Person") has, or as a result of the transactions contemplated herein will have, any right or valid claim against any Selling Stockholder for any commission, fee or other compensation as a finder or broker, or any similar capacity.

                               (g)   The   Selling    Stockholders   are   being
represented in connection with this Agreement by LeClair Ryan, A Professional Corporation, and such Selling Stockholders have not received any information or advice from, and are not relying upon any statement made by Ullico or Ullico's special counsel, Paul, Hastings, Janofsky & Walker LLP, or counsel to any other Investor in entering into or in connection with this Agreement or the transactions contemplated hereby.

            5. Investor's Representations and Warranties. Each Investor hereby represents and warrants severally, but not jointly, to the Selling Stockholders:

                     (a) Such Investor is a corporation or partnership or other entity duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation and has full power and authority to execute, deliver, and perform this Agreement and this Agreement has been duly executed and delivered by such Investor.

                     (b) This Agreement constitutes the legal, valid and binding obligation of such Investor and is enforceable against such Investor in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.



                     (c) Such Investor understands that the Common Stock it acquires hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly it will not be fully transferable except as permitted under various exemptions contained in the Securities Act or applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act or
registration  or  qualification   requirements   under applicable state
securities laws. Such Investor acknowledges that it must bear the economic risk of its investment in the Common Stock for an indefinite period of time since it has not been registered under the Securities Act and therefore cannot be sold unless it is subsequently registered or an exemption from registration is available.

                     (d) Such Investor (i) is acquiring the Common Stock it has agreed to purchase for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (ii) is an "accredited investor" within the meaning of Rule 501(a) of the Securities and Exchange Commission under the Securities Act, (iii) is a corporation, partnership, or other entity headquartered in the jurisdiction as set forth on Annex A to this Agreement and
(iv) has had the opportunity to review information provided to it by the Company and ask questions about and received answers regarding the same.

                     (e) Such Investor acknowledges that it has received and reviewed a draft dated June 16, 1998 of a Registration Statement on Form S-1 (the "Registration Statement"), which the Company has represented it intends to file with the Securities and Exchange Commission in connection with an initial public offering of the Common Stock of the Company (an "IPO"). Such Investor acknowledges that the terms of the IPO may differ from those contained in the Registration Statement and that the IPO may be delayed or terminated at any time.

                     (f) Such Investor recognizes that the purchase of Shares of the Company by it pursuant to this Agreement involves a high degree of risk and acknowledges that it understands such risks, including those set forth in the Section titled "Risk Factors" in the Registration Statement.

            6. Indemnification.

                     6.1 Survival of Representations and Warranties and Covenants. The representations, warranties and covenants of the Selling Stockholders contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) indefinitely. The representations, warranties and covenants of the Investors contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) indefinitely.

                     6.2 Indemnification.

                               (a) Each Selling Stockholder covenants and agrees
to defend, indemnify and hold harmless each Investor and each Person who controls such Investor within the meaning of the Securities Act from and against any and all losses, liabilities, obligations, costs, expenses, damages
or judgments of any  kind  or  nature  whatsoever,   including  without
limitation   reasonable attorneys',   accountants'  and  experts'  fees  and
disbursements of counsel (collectively, "Damages") arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by any Selling Stockholder in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing, or (ii) the failure of any Selling Stockholder to perform or observe fully any covenant, agreement or provision to be performed or observed by such Selling Stockholder pursuant to this Agreement.

                               (b) Each  Investor  severally,  but not  jointly,
covenants and agrees to defend, indemnify and hold harmless each Selling Stockholder and each Person who controls such Selling Stockholder within the meaning of the Securities Act from and against any and all Damages arising out of or resulting from: any inaccuracy in or breach of any representation or warranty made by such Investor in Section 5(a), (c) or (d) of this Agreement.

                     6.3 Third Party Claims.

                               (a) If any party indemnifiable hereunder (an
"Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any action (any such claim or action being referred to herein as an "Indemnifiable Claim") with respect to which any other party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, however, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

                               (b) The Indemnifying Party shall have thirty (30)
days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

                               (c) If the Indemnifying Party does not notify the
Indemnified Party within thirty (30) days after receipt  of the Claim  Notice
that it elects to  undertake  the  defense of the Indemnifiable   Claim
described therein or does not undertake and pursue vigorously the defense of such Indemnifiable Claim, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                               (d) Anything contained in this Section 6.3 to the
contrary notwithstanding, no Indemnifying Party shall be entitled to assume the defense of any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against any Investor which such Investor determines, after conferring with its counsel, cannot be separated from any related claim for money damages.

            7. Miscellaneous.

                 7.1 Waivers and Amendments. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (a) as to the Investors, only by the Investors holding more than fifty percent (50%) in interest of the Common Stock purchased hereunder voting as a single group, and (b) as to the Selling Stockholders, only by the Selling Stockholder selling more than fifty percent (50%) of the Shares sold hereunder. Any amendment or waiver effected in accordance with clause (a) and
(b) or this Section 7.1 shall be binding upon the Investors and the Selling Stockholders and their respective successors and assigns. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the parties so consenting or waiving shall promptly give written notice thereof to the other parties who have not previously consented thereto in writing. This Agreement, and any provision hereof or thereof, shall not be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this
Section 7.1. Specifically, but without limiting the generality of the foregoing, the failure of the Investors at any time or times to require performance of any provision hereof by the Selling Stockholders shall in no manner affect the rights of the Investors at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

                  7.2 Effect of Waiver or Amendment. Each Investor acknowledges that by operation of Section 7.1 hereof the Investors which purchase more than fifty percent in interest of the Common Stock hereunder will, subject to the limitations contained in such Section 7.1, have the right and power to diminish or eliminate certain rights of the Investors under this Agreement.

                  7.3 Rights of Investors Inter Se. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement or any Share, including, without limitation, the right to consent to the waiver of any obligation of any Selling Stockholder under this Agreement and to enter into an agreement with any Selling Stockholder for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

                  7.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given to any Investor at the address or to the telecopier number set forth opposite such Investor's name on Annex A of this Agreement, to any Selling Stockholder at the address or to the telecopier number set forth beneath such Selling Stockholder's name on the signatures page(s) to this Agreement, or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. A copy of any notice to any Investor or any Selling Stockholder shall also be given to each other Investor or Selling Stockholder, respectively. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

                  7.5 Severability. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  7.6 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Shares. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                  7.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                  7.8 Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of Virginia should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

                  7.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

                  7.10 Authorship. This Agreement shall not be construed for or against any party by reason of the authorship or claimed authorship of any provision of this Agreement or by reason of the status of the respective parties.

                  7.11 Entire Agreement. This Agreement and any agreement, document or instrument referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.

                  7.12 Cumulative Remedies. None of the rights, powers or remedies conferred upon any Investor shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or now or hereafter available at law, in equity, by statute or otherwise.

                  7.13 No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between any Selling Stockholder and any Investor and no delay in exercising any such right, power or remedy conferred hereby or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

                  7.14 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, employee, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in the Shares or in monitoring such investment. Each Investor agrees that no Investor nor any controlling person, officer, director, stockholder, partner, agent or employee of any Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Common Stock, or both. Without limiting the generality of the foregoing, no Investor (or any of its affiliates, officers, directors, stockholders, partners, agents or employees) shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or its properties, business or financial and other affairs, acquired by such Investor from the Company or its officers, directors, employees, agents, representatives, counsel or auditors, and in turn provided to another Investor, nor shall such Investor (or such other person) have any obligation or responsibility whatsoever to provide any such information to any other Investor (or such other person) or to continue to provide any such information if any information is provided.

                7.15 Counsel. Each party hereto has reviewed the contents of this Agreement and fully understands its terms. Each party hereto acknowledges that he or it is fully aware of his or its right to the advice of counsel independent from that of any other party, and that it understands the potentially adverse interests of the parties with respect to this Agreement. Each party hereto further acknowledges that no representations have been made with respect to the tax or other consequences of this Agreement or the transactions contemplated herein to him or it, and that he or it has been advised of the importance of seeking independent counsel with respect to such consequences. Each Investor acknowledges and agrees that it has not received any information or advice from, and is not relying upon any statement made by Ullico or Ullico's special counsel, Paul, Hastings, Janofsky & Walker, LLP in entering into or in connection with this Agreement or the transactions contemplated hereby.

               7.16 Lock-Up Agreement. Each Investor agrees to execute a Lock-Up Agreement, in the form attached as Annex 7.16 hereto, in connection with the proposed initial public offering of the Common Stock of the Company for the account of the Company pursuant to an effective registration statement under the Securities Act. To the extent that the Company should change lead underwriters prior to the effective date of such initial public offering, each Investor agrees to execute a Lock-Up Agreement with such lead underwriter, so long as such agreement is in the form attached as Annex 7.16 hereto. Each Investor (other than Ullico) agrees to execute a lock-up agreement, if any, requested by The Nasdaq Stock Market, Inc. (the "Nasdaq Lock-Up Agreement") in connection with such initial public offering.

                7.17 Waivers. Ullico hereby waives the applicability of Sections 2 and 4 of that certain Stockholders Agreement dated as of December 17, 1997, by and among the Company, Ullico and the Selling Stockholders (the "Stockholders Agreement") with respect to the sale of the Shares of Common Stock of the Company to the Investors pursuant to this Agreement, and Ullico hereby agrees that its rights of first refusal and co-sale set forth in Section 4 of the Stockholders Agreement shall not apply to the Shares of Common Stock sold to the Lerner Entity and the Plumbers pursuant to this Agreement.

               7.18 Participation Agreement and Related Indemnification. Each Selling Stockholder, jointly and severally, covenants and agrees that if any transfer of shares of Common Stock held by any Investor would be restricted by virtue of the application of the provisions of that certain Participation Agreement dated October 31, 1997 executed by each Selling Stockholder, if applicable, such Selling Stockholder shall not transfer or shall purchase from such Investor (on the terms proposed by such Investor) such number of shares of Common Stock so as to enable such Investor to transfer the full number of shares of Common Stock it so desires to transfer. Each Selling Stockholder, jointly and severally, covenants and agrees to defend, indemnify and hold harmless each Investor and each Person who controls such Investor within the meaning of the Securities Act from against any and all Damages arising out of or resulting from the failure of any Selling Stockholder to perform or observe fully its covenants and agreements contained in this Section
7.18 or arising out of or resulting from that certain such Participation Agreement or any attachment thereto.

                  [SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT]


                     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.


                       UNION LABOR LIFE INSURANCE COMPANY
                        Acting for its Separate Account P


                     By: /s/ Michael R. Steed
                         --------------------------
                          Michael R. Steed
                          Senior Vice President

                  [SIGNATURE PAGE OF STOCK PURCHASE AGREEMENT]


                         UNITED ASSOCIATION OF JOURNEYMEN
                         AND APPRENTICES OF THE PLUMBING AND
                         PIPEFITTING INDUSTRY OF THE UNITED
                         STATES AND CANADA, GENERAL FUND


                         By:____________________________________



                         THE ANNETTE M. AND THEODORE N.
                         LERNER FAMILY FOUNDATION


                         By:____________________________________


                         /s/ Craig A. Winn
                         ------------------------------------
                              Craig A. Winn

                         Address: 3420 Cesford Grange
                                  Keswick, VA 22947

                         /s/ Rex Scatena
                         ------------------------------------
                             Rex Scatena

                         Address: 580 Milford Road
                                  Earlysville, VA 94599

                                    ANNEX A

                      COMMON STOCK PURCHASED BY INVESTORS


           Name/Address                                     Number of
                                                              Shares
=======================================================================
Union Labor Life Insurance Company                            77,742
111 Massachusetts Avenue, N.W.
Washington, D.C. 20001
Telecopier:  (202) 682-7932

United Association of Journeymen and                          89,478
 Apprentices of the Plumbing and Pipefitting
 Industry of the United States and Canada,
 General Fund
901 Massachusetts Avenue, N.W.
Washington, D.C. 20001
Telecopier:  (202) 628-5024

The Annette M. and Theodore H. Lerner                         38,773
 Family Foundation
11501 Huff Court
North Bethesda, MD 20895
Telecopier:  (301) 770-0144